SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.



                             TRANS-LUX CORPORATION
    ________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

    ________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

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      ___________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
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    (3) Per unit price or other underlying value of transaction computed
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        filing fee is calculated and state how it was determined):
      ___________________________________________________________________
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    (5) Total fee paid:
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

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             TRANS-LUX CORPORATION
                                26 Pearl Street
                          Norwalk, Connecticut  06850
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 2008
                          ---------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION will be held at the Doubletree Norwalk Hotel, 789 Connecticut Avenue, Norwalk, Connecticut, on Wednesday, June 4, 2008 at 3:00 P.M. local time for the following purposes:

     1. To elect three directors to serve for a term of three years, in each case until their successors shall be elected and shall have qualified;

     2. To consider and act upon a proposal to ratify the retention of Eisner LLP as the Corporation's independent auditors for the ensuing year; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on April 25, 2008 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

                                        By Order of the Board of Directors,



                                                   Angela D. Toppi
                                                 Corporate Secretary
Dated:  Norwalk, Connecticut
        April 25, 2008

--------------------------------------------------------------------------------
Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
--------------------------------------------------------------------------------

                             TRANS-LUX CORPORATION
                                26 Pearl Street
                          Norwalk, Connecticut  06850
                          ---------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION (hereinafter called the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Wednesday, June 4, 2008, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting. It is intended that this Statement and the proxies solicited hereby be mailed to stockholders no later than May 2, 2008. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Corporate Secretary, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

     The close of business on April 25, 2008 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. There were outstanding as of the close of business on April 25, 2008 and entitled to notice of and to vote at the Meeting 2,020,090 shares of Common Stock and 286,814 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote on all matters voted on at the Meeting and each outstanding share of Class B Stock is entitled to ten votes on all matters voted on at the Meeting. The holders of Common Stock and Class B Stock vote together on all the proposals.

     Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

                             ELECTION OF DIRECTORS
                     Proposal No. 1 (Item 1 on Proxy Card)


     The Board of Directors of Trans-Lux Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. The Board of Directors currently consists of nine members, with three members' terms expiring at this Annual Meeting. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2011, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Messrs. Matthew Brandt, Howard S. Modlin and Michael R. Mulcahy, nominated for election as directors for a three-year term, were each elected a director of the Corporation at the 2005 Annual Meeting of Stockholders.

     Management has no reason to believe that the nominees are not available or will not serve if elected, but if a nominee should not become available to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Proxies will be voted "FOR" the nominees unless the stockholder specifies otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
     DIRECTORS STANDING FOR ELECTION LISTED BELOW.

<CAPTIONS>
                        Directors Standing for Election

Name                    Age       Since      Expiration of Proposed Term
----                    ---       -----      ---------------------------
Matthew Brandt ......... 44        2000                 2011
Howard S. Modlin ....... 77        1975                 2011
Michael R. Mulcahy ..... 60        2002                 2011

<CAPTIONS>
                         Directors Whose Term Continues

Name                    Age       Since      Expiration of Current Term
----                    ---       -----      ---------------------------
Richard Brandt ......... 80        1954                 2009
Thomas Brandt .......... 44        2000                 2009
Howard M. Brenner ...... 74        1997                 2009
Jean Firstenberg ....... 72        1989                 2010
Gene Jankowski ......... 73        1994                 2010
Victor Liss ............ 71        1988                 2010

     Set forth below is biographic information for the individuals nominated to serve as directors and each person whose term of office as a director will continue after the Annual Meeting.


NOMINEES - Three-Year Term Expiring 2011

     Matthew Brandt has served as a director since 2000. Mr. M. Brandt is Executive Vice President of Trans-Lux Corporation, President of Trans-Lux Corporation's Entertainment Subsidiaries; and Chairman of the Executive Committee of Trans-Lux Corporation since September 2006. He was formerly Vice Chairman of the Executive Committee of Trans-Lux Corporation.

     Howard S. Modlin has served as a director since 1975. Mr. Modlin is an attorney and President of the firm Weisman Celler Spett & Modlin, P.C.; a Director of Fedders Corporation; and Chairman and Chief Executive Officer of General DataComm Industries, Inc.

     Michael R. Mulcahy has served as a director since 2002. Mr. Mulcahy is President and Co-Chief Executive Officer of Trans-Lux Corporation and its Communication Subsidiaries.


CONTINUING DIRECTORS - Term Expiring 2010

     Jean Firstenberg has served as a director since 1989, when she was elected an independent director. Ms. Firstenberg is a member of the Board of Trustees of the American Film Institute. She was formerly the President, Chief Executive Officer and a Director of the American Film Institute; and formerly a Trustee of Boston University.

     Gene Jankowski has served as a director since 1994, when he was elected an independent director. In May 2003 he was elected by the Board to serve as Chairman of the Board (a non-executive position) of Trans-Lux Corporation. Mr. Jankowski is Chairman of Jankowski Communications System, Inc.; Advisor Managing Director of Veronis Suhler & Associates Inc.; and Chairman Emeritus of the American Film Institute. He was formerly a Director of TV Azteca; formerly Co-Chairman of St. Vincent's College; formerly a Trustee a of St. Vincent's Medical Center; and formerly President and Chairman of the CBS Broadcast Group.

     Victor Liss has served as a director since 1988, and has been an independent director since January 2007. In 1991 he was elected by the Board to serve as Vice Chairman of the Board (a non-executive position) of Trans-Lux Corporation. Mr. Liss is a Director of Wellpoint, Inc. and Wellpoint
Financial Group; a Trustee of Norwalk Hospital; a Director of BNC Financial Group; and Chairman of the Board of the Bank of Fairfield (in formation). He was formerly Chairman of the Board of Trustees of Norwalk Hospital; formerly Co-Chairman of the Advisory Board to University College of Sacred Heart University; and formerly Consultant, President and Chief Executive Officer of Trans-Lux Corporation.


CONTINUING DIRECTORS - Term Expiring 2009

     Richard Brandt had served as a director since 1954. Mr. R. Brandt had been Chairman of the Board of Trans-Lux Corporation from 1974 to 2003. Mr. R. Brandt is a management consultant to Trans-Lux Corporation; Chairman of the Audit and Compensation Committees and a Director of Presidential Realty Corporation; and Chairman Emeritus and Trustee of the American Film Institute. He was formerly a Trustee of The College of Santa Fe.

     Thomas Brandt has served as a director since 2000. Mr. T. Brandt is Executive Vice President and Co-Chief Executive Officer of Trans-Lux Corporation and its Entertainment Subsidiaries.

     Howard M. Brenner has served as a director since 1997, and has been an independent director since 2000. Mr. Brenner is Senior Advisor of MLGA Holding, Inc.; and a Director of Interep National Radio Sales, Inc. He was formerly Chairman and Chief Executive Officer of HCFP Brenner Securities LLC; formerly President of Brenner Securities; formerly Senior Vice President of Loewenbaum & Company Incorporated; formerly Vice Chairman of Southcoast Capital Corporation; formerly President of Drexel Burnham Lambert Incorporated; and formerly a member of the Board of Governors of the American Stock Exchange and District 10 Committee (NY) National Association of Securities Dealers Inc.

                              INDEPENDENT AUDITORS
                     Proposal No. 2 (Item 2 on Proxy Card)


Ratification of the Selection of Independent Registered Accounting Firm

     Subject to stockholder ratification, the Audit Committee has appointed the firm of Eisner LLP as independent accountants to audit the financial statements of the Corporation's 2008 fiscal year. Representatives of such auditors are expected to be at the Meeting of the stockholders and will be permitted to make a statement to stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such representatives. Eisner LLP has advised the Corporation that they have no direct financial interest or any material indirect financial interest in the Corporation, nor did they have any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee. If the stockholders do not ratify the appointment of Eisner LLP, the selection of independent accountants will be reconsidered by the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF EISNER LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION FOR THE 2008 FISCAL YEAR.

                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of April 25, 2008 (or such other date specified) with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock and/or Common Stock and who is deemed to be such beneficial owner of the Corporation's Class B Stock and Common
Stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation; (iii) each named executive in the Summary Compensation Table; and
(iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.

<CAPTIONS>
                                                              Amount
                                                           Beneficially   Percent    Percent of
Name, Status and Mailing Address          Title of Class      Owned      of Class   All Classes
--------------------------------          --------------      -----      --------   -----------

5% Stockholders:
----------------
Richard Brandt ........................    Class B Stock    133,208 (1)     46.44%        5.77%
Chairman Emeritus of the Board of           Common Stock     13,395 (1)      *            *
Directors, Consultant and beneficial
owner of more than 5% of the
Corporation's Class B Stock
26 Pearl Street
Norwalk, CT  06850

Matthew Brandt ........................    Class B Stock     41,700         14.54%        1.81%
Director, Executive Vice President and      Common Stock     10,480 (2)      *            *
beneficial owner of more than 5% of the
Corporation's Class B Stock
26 Pearl Street
Norwalk, CT  06850

Thomas Brandt .........................    Class B Stock     41,700         14.54%        1.81%
Director, Executive Vice President,         Common Stock     11,354 (2)      *            *
Co-Chief Executive Officer and
beneficial owner of more than 5% of the
Corporation's Class B Stock
26 Pearl Street
Norwalk, CT  06850

Gabelli Funds, LLC ....................     Common Stock    954,205 (3)     47.24%       41.36%
Beneficial owner of more than 5% of the
Corporation's Common Stock
One Corporate Center
Rye, NY  10580-1434

Non-Employee Directors:
-----------------------

Howard M. Brenner .....................     Common Stock      2,500 (4)      *            *
Jean Firstenberg ......................     Common Stock      1,920 (4)      *            *
Gene Jankowski ........................     Common Stock      4,000 (4)      *            *
Victor Liss ...........................    Class B Stock      9,728          3.39%        *
                                            Common Stock     10,906 (4)      *            *
Howard S. Modlin ......................    Class B Stock      8,751 (5)      3.05%        *
                                            Common Stock      1,500 (4)      *            *

Named Executive Officers:
-------------------------

Thomas F. Mahoney .....................     Common Stock      2,600 (6)      *            *
Michael R. Mulcahy ....................     Common Stock     20,803 (7)      1.02%        *
Angela D. Toppi .......................     Common Stock      6,000 (8)      *            *
All directors and executive officers ..    Class B Stock    235,087 (9)     81.96%       10.19%
as a group (14 persons)                     Common Stock     86,698 (9)      4.16%        3.66%

-----------------------

                                     - 5 -

* Represents less than 1% of total number of outstanding shares.

(1) The amount includes 4,232 shares of Class B Stock owned by Mrs. R. Brandt and 10,000 shares of Common Stock acquirable upon exercise of stock options.

(2) The amount includes 10,000 shares of Common Stock acquirable upon exercise of stock options. Mr. M. Brandt and Mr. T. Brandt are Mr. R. Brandt's sons.

(3) Based on Schedule 13D, Amendment No. 56 dated December 26, 2007 by Mario J. Gabelli, GGCP, Inc., Gabelli Funds, LLC, Gamco Investors, Inc. and GAMCO Asset Management Inc., which companies are parent holding companies and/or registered investment advisers. All securities are held as agent for the account of various investment company fund accounts managed by such reporting person. Except under certain conditions, Gabelli Funds, LLC has sole voting power and sole dispositive power over such shares.

(4) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options.

(5) The amount includes 5,939 shares of Class B Stock owned by Mr. Modlin's immediate family or held in trust for Mr. Modlin's immediate family.

(6) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options.

(7) The amount includes 17,500 shares of Common Stock acquirable upon exercise of stock options.

(8) The amount includes 5,000 shares of Common Stock acquirable upon exercise of stock options.

(9) The amount includes 10,171 shares of Class B Stock set forth in footnotes 1 and 5 above and 62,500 shares of Common Stock which members of the group have the right to acquire by exercise of stock options (including director stock options).

             MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES


     During 2007, the Board of Directors held four meetings. All directors attended 75% or more of such meetings and of committees of which they were members. The Corporation does not have a formal policy regarding directors' attendance at annual stockholders meetings. Nevertheless, the Corporation strongly encourages and prefers that directors attend regular and special Board meetings as well as the annual meeting of stockholders in person, although attendance by teleconference is considered adequate. The Corporation recognizes that attendance of the Board members at all meetings may not be possible, and excuses absences for good cause.

     Non-employee directors receive an annual fee of $3,500 and $1,000 for each meeting of the Board attended, while employee directors and Mr. R. Brandt receive an annual fee of $1,700 and $400 for each meeting of the Board attended. Mr. Jankowski receives an annual fee of $8,000 as Chairman of the Board and Mr. Liss receives an annual fee of $1,000 as Vice Chairman of the Board. Fees for members of the Board and Committees are determined annually by the entire Board of Directors based on review of compensation paid by other similar size companies, the amounts currently paid by the Corporation, the overall policy for determining compensation paid to officers and employees of the Corporation and the general financial condition of the Corporation.

Corporate Governance Policies and Procedures

     The Board of Directors has adopted a Code of Business Conduct and Ethics Guidelines that applies specifically to Board Members and Executive Officers. The Code is designed to promote compliance with applicable laws and regulations, to promote honest and ethical conduct, including full, fair, accurate and timely disclosure in reports and communications with the public. The Code is available for viewing on the Corporation's website at www.trans-lux.com. Any amendments to, or waivers from, the Code of Business Conduct and Ethics Guidelines will be posted on the website. In addition, the Board of Directors adopted a Whistle Blowing policy, which provides procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, as well as the confidential, anonymous submission of concerns regarding questionable accounting or auditing practices.

     The American Stock Exchange Listing Standards (the "AMEX Listing Standards") require that a listed company's Board of Directors must consist of a majority of independent directors as defined in Section 121A of such AMEX Listing Standards, unless the company is considered a controlled company.
Section 801 of the AMEX Listing Standards defines a controlled company as a company in which over 50% of the voting power is held by an individual or group. In accordance with the AMEX Listing Standards, the Corporation is considered a controlled company, and therefore, exempt from the requirements of Section 121A.

Communication with the Board of Directors

     Security holders are permitted to communicate with the members of the Board by forwarding written communications to the Corporation's Corporate Secretary at the Corporation's headquarters in Norwalk, Connecticut. The Corporate Secretary will present all communications, as received and without screening, to the Board at its next regularly scheduled meeting.

Committees of the Board of Directors

     The Board of Directors has appointed an Executive Committee, a Compensation Committee and an Audit Committee.

Executive Committee

     The members of the Executive Committee of the Board of Directors are Messrs. M. Brandt, R. Brandt, Jankowski, Liss and Modlin. The Executive Committee is authorized to exercise the powers of the Board of Directors during the intervals between the meetings of the Board and is, from time to time, delegated certain authorizations by the Board in matters pertaining to the Corporation. The Executive Committee held one telephonic meeting in 2007. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend and the Chairman, Mr. M. Brandt, receives an annual fee of $500.

Compensation Committee

     The members of the Compensation Committee of the Board of Directors are Messrs. Modlin, Brenner and Jankowski and Ms. Firstenberg. The Compensation Committee reviews compensation and other benefits. The Compensation Committee held one meeting in 2007. None of the members of the Compensation Committee during 2007 and continuing through 2008 is or has been an officer or employee of the Corporation. The Compensation Committee does not have a charter. There are no compensation committee interlock relationships with respect to the Corporation. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend and the Chairman, Mr. Modlin, receives an annual fee of $2,000.

Audit Committee

     The members of the Audit Committee of the Board of Directors are Ms. Firstenberg and Messrs. Brenner and Jankowski, and Mr. Modlin, ex officio. Each of the directors is considered "independent" as defined by the AMEX Listing Standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Board of Directors has determined that director Gene Jankowski meets the definition of "audit committee financial expert" set forth in Item 407 of Regulation S-K, as promulgated by the SEC. The Audit Committee held four meetings in 2007. The responsibilities of the Audit Committee include the appointment of the auditors, review of the audit function and material aspects thereof with the Corporation's independent auditors, and compliance with Corporation policies and applicable laws and regulations. Members of said Committee receive a fee of $500 for each meeting of the Committee they attend and the Chairperson, Ms. Firstenberg, receives an annual fee of $3,000 and $100 for each quarterly telephonic meeting with the independent auditors.

Nominating or Similar Committee

     The Board of Directors has not established a nominating or similar committee. In accordance with the AMEX Listing Standards, as previously discussed in the section entitled "Corporate Governance Policies and Procedures," the Corporation is considered a controlled company, and therefore, not required by such AMEX Listing Standards to have a nominating committee recommend or cast votes for the nomination or election of directors. The Board of Directors does not have any specific, minimum qualifications that the Board believes must be met by a nominee for a position on the Board, or any specific qualities or skills that the Board believes are necessary for one or more of the directors to possess. The Board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the Board believes would provide substantial benefit and guidance to the Corporation. The Board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. Currently, all directors participate in the consideration of director nominees.

Corporate Governance Committee

     The Board of Directors has not established a corporate governance committee. The Board of Directors acts as the corporate governance committee.

Independence of Non-Employee Directors

     A director is considered independent under AMEX rules if the Board of Directors determines that the director does not have any direct or indirect material relationship with the Corporation. Messrs. M. Brandt, T. Brandt and
M. Mulcahy are employees of the Corporation and Mr. R. Brandt is a consultant to the Corporation and, therefore, has been determined by the Board to fall outside the definition of "independent director." Messrs. Brenner, Jankowski, Liss and Modlin and Ms. Firstenberg are non-employee Directors of the Corporation. Mr. H. Modlin is not considered independent due to the legal services rendered by the law firm of which Mr. Modlin is the president. The Board of Directors has determined that Messrs. Brenner, Jankowski and Liss and Ms. Firstenberg are "independent directors" within the meaning of the rules of the AMEX, since they had no relationship with the Corporation other than their status and payment as non-employee Directors, and as stockholders. The Board of Directors has determined that Messrs. Brenner and Jankowski and Ms. Firstenberg are independent under the SEC's audit committee independence standards.

Non-Employee Director Stock Option Plan

     The Board of Directors has previously established a Non-Employee Director Stock Option Plan, which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on 10 or more years of service and an additional 1,000 stock options based on 20 or more years of service. Additional stock options are granted upon the expiration or exercise of any such option, which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

Director Compensation Table

<CAPTIONS>
                                   Director       Medical
                                    and/or       Insurance
                                 Trustee Fees    Premiums     Total
Name                     Year         ($)           ($)         ($)
----                     ----         ---           ---         ---
Matthew Brandt ......... 2007        4,200             -      4,200
Richard Brandt ......... 2007        3,700         9,167     12,867
Thomas Brandt .......... 2007        3,800             -      3,800
Howard M. Brenner ...... 2007       10,300             -     10,300
Jean Firstenberg ....... 2007       13,200             -     13,200
Gene Jankowski ......... 2007       16,900             -     16,900
Victor Liss ............ 2007        8,900         4,584     13,484
Howard S. Modlin ....... 2007       12,300             -     12,300
Michael R. Mulcahy ..... 2007        3,300             -      3,300

--------------------

Audit Committee Report

     The following is a report of the Audit Committee of the Board of Directors:

     The three members of the Audit Committee of the Board of Directors listed below are independent directors as defined by the AMEX Listing Standards. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Charter is attached as Appendix A.

     The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Corporation's independent registered public accounting firm. Management is responsible for the preparation of the Corporation's financial statements and the financial reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee's responsibility is to oversee these processes.

     The Audit Committee has met and held discussions with management and the independent registered public accountants. The Audit Committee has reviewed and discussed the matters required to be discussed by Statement On Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Corporation's independent registered public accountants have provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also considered the compatibilities of non-audit services with the accountants' independence.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Corporation's audited consolidated financial statements contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

     The Audit Committee has discussed the overall scope and plans for the audit with the independent accountants selected by the directors. The Audit Committee will meet with the independent accountants, with and without management present, to discuss the results of their examination and the overall quality of the Corporation's financial reporting.

Independent Auditors' Fees

     During the years ended December 31, 2007 and 2006, audit fees of $281,000 and $247,000, respectively, were paid or accrued to Eisner LLP, the Corporation's independent registered public accounting firm. Audit fees for 2007 and 2006 consisted of (i) audit of the Corporation's annual financial statements, and (ii) reviews of the Corporation's quarterly financial statements. During the year ended December 31, 2006, audit-related fees of $5,000 were paid to Eisner LLP.

     The Audit Committee of the Board of Directors has considered the absence of non-audit services by the auditors for financial information systems design and implementation and absence of all other non-audit services as compatible with maintaining the auditor's independence.

     This report is submitted by the Audit Committee.  Its members are:

                                              Jean Firstenberg, Chairperson
                                              Howard M. Brenner
                                              Gene Jankowski
                                              Howard S. Modlin, ex officio

                       COMPENSATION OF EXECUTIVE OFFICERS


Compensation Discussion and Analysis

     All matters concerning executive compensation for Messrs. Mulcahy and T. Brandt, Co-Chief Executive Officers, and other executive officers are considered by the Corporation's Compensation Committee. The following paragraphs discuss the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

     Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. Our executives' compensation has three primary components - base salary, a yearly cash incentive bonus and stock option awards.

     Base Salary. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly sized companies and the base salaries of other companies with which we believe we compete for talent. To this end, we subscribe to certain executive compensation surveys and other databases and review them when making a crucial executive hiring decision and annually or at the end of the term of the employment agreement when we review executive compensation.

     Cash Incentive Bonus. We designed the cash incentive bonuses for each of our executives to focus the executive on achieving key financial and/or operational objectives within a yearly time horizon, as described in more detail below.

     Stock Options. We use stock options when employment agreements are entered into and/or to reward long-term performance; these options are intended to produce value for each executive if the Corporation's performance is outstanding and if the executive has an extended tenure and are also based on availability of options.

     We view the three primary components of our executive compensation as related but distinct. Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the survey data referred to above. We believe that salary and cash incentive bonuses are primary considerations and that stock options are secondary considerations. Except as described below, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive's award to attract and retain that executive.

     In addition to the three primary components of compensation described above, we provide our executives with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans and life insurance. We also provide our executives with severance and certain additional benefits in the event of a change of control of the Corporation, as described in more detail below.

     We account for the equity compensation expense for our employees under the rules of SFAS 123R, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. No stock options were awarded during 2007 to any employees, and therefore, the Corporation did not record any related compensation expense. There are no stock option plans currently in effect providing for the grant of new options to employees.

     Cash Incentive Bonuses. Yearly cash incentive bonuses for our executives are established as part of their respective individual employment agreements. Each of these employment agreements provides that the executive will receive a cash incentive bonus determined in the discretion of our Board of Directors, based upon the financial performance of the Corporation. These criteria are established by the Compensation Committee and approved by the full Board of Directors at the time the individual employment agreement is entered into and includes specific objectives relating to the achievement of operational and/or financial results. Based on the results of the Corporation, no cash incentive bonuses were paid for the year ended December 31, 2007.

     Severance and Change in Control Benefits. Each of our executives has a provision in his employment agreement providing for certain severance benefits in the event of termination without cause. The severance provisions are described below in the section entitled "Employment Agreements."

     In addition to the severance benefits, Messrs. Mulcahy, M. Brandt and T. Brandt and Ms. A. Toppi's employment agreements provide for a "Change in Control of Employer" provision, entitling them to terminate the agreement on 75 days prior written notice and receive a lump sum payment, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, and the option of extending his/her agreement for three
(3) years at his/her then current salary subject to the cost-of-living adjustment if such Change in Control is approved by Mr. R Brandt.

     Other Benefits. Our executives are eligible to participate in all of our employee benefit plans, such as medical, group life and disability insurance, pension plan and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2007.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the Compensation Committee.  Its members are:

                                               Howard S. Modlin, Chairman
                                               Howard M. Brenner
                                               Jean Firstenberg
                                               Gene Jankowski

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT


Compensation of Executive Officers

     The following table provides certain summary information for the last fiscal year of the Corporation concerning compensation paid or accrued by the Corporation and its subsidiaries to or on behalf of the Corporation's Co-Chief Executive Officers, Chief Financial Officer, other Named Executive Officers of the Corporation and the management consultant.

Summary Compensation Table

<CAPTIONS>
                                                                                 Change in
                                                                               Pension Value
                                                                              of Nonqualified
                                                                Non-Equity       Deferred
                                               Stock  Option  Incentive Plan   Compensation     All Other
Name and Principal            Salary   Bonus  Awards  Awards   Compensation      Earnings      Compensation   Total
Position               Year    ($)      ($)     ($)    ($)         ($)             ($)           ($) (1)       ($)
--------               ----    ---      ---     ---    ---         ---             ---           -------       ---
Michael R. Mulcahy ... 2007   289,698      -     -      -           -               -             23,768     313,466
President and Co-CEO   2006   279,562      -     -      -           -               -             23,676     303,238

Thomas Brandt ........ 2007   210,288      -     -      -           -               -              4,301     214,589
Executive Vice         2006   202,435      -     -      -           -               -              4,895     207,330
President and Co-CEO

Angela D. Toppi ...... 2007   180,192    7,500   -      -           -               -              2,279     189,971
Executive Vice         2006   171,968      -     -      -           -               -              2,269     174,237
President, Treasurer,
Secretary and CFO

Richard Brandt (2) ... 2007   300,000      -     -      -           -               -             51,413     351,413
Management Consultant  2006   340,406      -     -      -           -               -             65,493     405,899

Matthew Brandt ....... 2007   205,789      -     -      -           -               -              4,384     210,173
Executive Vice         2006   197,765      -     -      -           -               -              4,178     201,943
President and
President of
Entertainment
Subsidiaries

Thomas F. Mahoney .... 2007   150,000   41,994   -      -           -               -                792     192,786
Senior Vice            2006   149,484   42,560   -      -           -               -                516     192,560
President of Sales

---------------------

(1)  See "All Other Compensation Table" below for further details.
(2)  The salary for Mr. R. Brandt reflects fees paid under a consulting agreement described below in the section entitled "Employment Agreements."

All Other Compensation Table

<CAPTIONS>
                            Director
                             and/or                           Total
                             Trustee  Insurance             All Other
                              Fees     Premiums   Other    Compensation
Name                   Year    ($)       ($)     ($) (1)       ($)
----                   ----    ---       ---     -------       ---
Michael R. Mulcahy ... 2007   3,300    19,245     1,223       23,768
Thomas Brandt ........ 2007   3,800       190       311        4,301
Angela D. Toppi ...... 2007     500     1,779       -          2,279
Richard Brandt ....... 2007   3,700    37,638    10,075       51,413
Matthew Brandt ....... 2007   4,200       184       -          4,384
Thomas F. Mahoney .... 2007     -         792       -            792

---------------------

(1)  Other consists of personal use of company vehicle and for Mr. R. Brandt includes a tax equalization payment.

Retirement Plan

     The Corporation has elected to make a cash contribution of $460,000, which is in excess of the minimum required contribution, to the Corporation's retirement plan for 2007 by October 15, 2008 for all eligible employees and the individuals listed in the Summary Compensation Table, except for Mr. R. Brandt who previously received his benefits and no longer participates.

     The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party. The following table presents estimated retirement benefits payable at normal retirement date, which normally is age 65. The amounts shown include estimated Social Security benefits that would be deducted in calculating benefits payable under such Plan.

                      Estimated Annual Retirement Benefits
                        Based on Credited Service Years

<CAPTIONS>
Final Average Salary for
Highest Five of the Ten Years
Preceding Retirement              10       20       30        35        40
-------------------------------------------------------------------------------
$100,000                       $15,000  $30,000  $45,000  $ 52,500  $ 60,000
 125,000                        18,750   37,500   56,250    65,625    75,000
 150,000                        22,500   45,000   67,500    78,750    90,000
 200,000 (1)                    30,000   60,000   90,000   105,000   120,000 (2)

---------------------

(1)  $230,000 is the legislated annual cap on compensation.
(2) $185,000 is the maximum legislated annual benefits payable from a qualified pension plan.

As of January 1, 2008, Messrs. Mulcahy, Mahoney, T. Brandt and M. Brandt and Ms. Toppi had 35, 35, 17, 17 and 16 years of credited service, respectively. As of December 31, 2003, the benefit service under the pension plan had been frozen, and, accordingly, no further years of credited service have been allowed.


Certain Transactions

     During the year 2007, $300,000 in consulting fees for consulting services rendered by Mr. R. Brandt was paid by the Corporation to Moving Images, LLC, which is owned by members of his family, which includes Mr. M. Brandt and Mr. T. Brandt, executive officers of the Corporation, as more fully described below in the section entitled "Employment Agreements." During the year 2007, $216,636 in fees for legal services rendered was paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is the president.


Employment Agreements

     The Corporation has an employment agreement with Mr. Michael R. Mulcahy for a term expiring March 31, 2010, which provides for compensation at the annual rate of $307,151 through March 31, 2010, subject to annual cost-of-living adjustments. Mr. Mulcahy is entitled to receive as a profit participation
2 1/2% of the Corporation's pre-tax consolidated earnings if earnings are $500,000 up to $1,000,000, 3 1/4% of the Corporation's pre-tax consolidated earnings if earnings are over $1,000,000 up to $2,000,000 and 4% of the Corporation's pre-tax consolidated earnings if earnings are over $2,000,000, with a maximum of $150,000 for any fiscal year. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. Mulcahy is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term, but in no event less than twenty-four (24) months. In the event Mr. Mulcahy dies during the term of said agreement, the Corporation shall pay to his widow death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four
(24) months. The Corporation has purchased two life insurance policies in the amount of $500,000 and $75,000 in favor of Mr.

Mulcahy's beneficiary. The agreement also provides for supplemental retirement benefits in excess of the limitations on the maximum annual benefits imposed by
Section 415 of the Internal Revenue Code of 1986 and if the Pension Plan is discontinued following a Change in Control. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of three (3) years or until his 65th birthday, whichever first occurs, unless he rejects a proposed renewal contract for a term of at least three years and upon the same terms and conditions in effect at such time. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. Mulcahy to terminate the agreement on 75 days prior written notice and receive a lump sum payment of $1,200,000, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. Mulcahy also has the option of extending his agreement for three (3) years through March 31, 2013 at his then current salary subject to the cost-of-living adjustment in the event such Change in Control is approved by Mr. R. Brandt (or a majority of his sons if he dies or is disabled).

     The Corporation has an employment agreement with Mr. Thomas Brandt for a term expiring March 31, 2009, which provides for compensation at the annual rate of $240,000 through March 31, 2009. Mr. T. Brandt is entitled to receive as a profit participation 2 1/2% of the Corporation's pre-tax consolidated earnings if earnings meet or exceed $500,000, plus 3/8 of 1% of the Corporation's theatrical net pre-tax cash flow. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. T. Brandt is disabled, the Corporation will pay to him
50% of the salary he is entitled to receive for the duration of the disability during the term, but in no event less than twenty-four (24) months. In the event Mr. T. Brandt dies during the term of said agreement, the Corporation shall pay to his beneficiary death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of one
(1) year if the Corporation wants to continue a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. T. Brandt to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times his salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. T. Brandt also has the option of extending his agreement for three (3) years through March 31, 2012 at his then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

     The Corporation has an employment agreement with Ms. Angela Toppi for a term expiring March 31, 2009, which provides for compensation at the annual rate of $200,000 through March 31, 2009. The agreement provides that if Ms. Toppi is disabled, the Corporation will pay to her 50% of the salary she is entitled to receive for the duration of the disability during the term, but in no event less than eighteen (18) months. In the event Ms. Toppi dies during the term of said agreement, the Corporation shall pay to her beneficiary death benefits in an amount equal to 50% of her then annual salary for the immediate preceding fiscal year for the duration of the term, but in no event less than eighteen
(18) months. The Corporation will reimburse Ms. Toppi up to $2,500 per annum for the cost of long-term disability insurance and life insurance. The agreement further provides for severance pay equal to 100% of her base salary in effect at time of termination of employment for a period of one (1) year if the Corporation continues a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Ms. Toppi to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times her salary level then in effect, grossed up for taxes if subject to
Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Ms. Toppi also has the option of extending her agreement for three
(3) years through March 31, 2012 at her then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

     The Corporation has a consulting agreement with Moving Images, LLC, a private company owned by family members of Mr. R. Brandt, Chairman Emeritus of the Board. The consulting agreement, which replaced a similar agreement with Mr. R. Brandt, who performs the consulting services on behalf of such company, expires on December 31, 2014. The agreement provides for annual payments of $300,000 through December 31, 2011 and $195,000 through December 31, 2014. The agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $142,976, subject to cost-of-living adjustments and provides for profit participation of 1 1/2% of the Corporation's defined pre-tax consolidated earnings. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. R. Brandt is disabled or dies during the term of said agreement, the Corporation shall pay to Moving Images, LLC, at his then annual salary in effect, for the remaining term of the agreement. The agreement further provides for severance pay for the term of said agreement equal to his then annual salary in effect at time of termination of employment in a lump sum payment. If there is a "change in control" as defined therein, or if the Corporation fails to elect Mr. R. Brandt to his present positions, Moving Images, LLC has the right to receive the payments for the balance of the term of its agreement, including certain lump sum payments thereof. Moving Images, LLC agreed to reduce their 2007 fees by $90,406 plus the cost-of-living adjustment.

     The Corporation has an employment agreement with Mr. Matthew Brandt for a term expiring March 31, 2009, which provides for compensation at the annual rate of $230,000 through March 31, 2009. Mr. M. Brandt is entitled to receive as a profit participation 2% of the Corporation's pre-tax consolidated earnings if earnings meet or exceed $500,000, plus 7/8 of 1% of the Corporation's theatrical net pre-tax cash flow. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. M. Brandt is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term, but in no event less than twenty-four (24) months. In the event Mr. M. Brandt dies during the term of said agreement, the Corporation shall pay to his beneficiary death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of one (1) year if the Corporation wants to continue a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. M. Brandt to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times his salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. M. Brandt also has the option of extending his agreement for three (3) years through March 31, 2012 at his then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

     The foregoing is a summary of the agreements and reference is made to the agreements, each of which has been filed with the SEC, for the full terms thereof.

     During 2007, the named executives agreed to defer their increases for nine months and other executives agreed to defer their increases for six months. The named executives and other executives plus Moving Images, LLC agreed to defer their increases for six months during 2006 and for three months during 2005, 2004 and 2003.

Stock Option Plans and Stock Options

     The Corporation had an incentive stock option plan, which provided for the grant of incentive stock options at fair market value on date of grant. The plan has expired and no further options may be granted. Options outstanding are exercisable during the period one to 10 years after date of grant and while the holder is in the employ of the Corporation and survive the termination of the plan. The Corporation has a Non-Employee Director Stock Option Plan, which provides for the grant of incentive stock options at fair market value on date of grant, pursuant to which the option set forth below was granted. Options outstanding are exercisable during the period one to six years after date of grant and while a director. The following table sets forth information as to the named executive officers and the management consultant with respect to (i) stock options granted in fiscal 2007 and the potential gain that could be realized if the fair value of the Corporation's Common Stock were to appreciate at a 5% or 10% annual rate over the option term, (ii) the value realized on exercise of stock options, and (iii) fiscal year end option values.

                                           Option Grants in Last Fiscal Year

<CAPTIONS>
                                                   Individual Grants
-------------------------------------------------------------------------------------------------------
                                                                             Potential Realizable Value
                              % of Total                                     at Assumed Annual Rates of
                               Options                                        Stock Price Appreciation
                              Granted to     Exercise or                          for Option Term
                   Options   Employees in     Base Price                          ---------------
Name               Granted   Fiscal Year    ($) Per Share   Expiration Date      5% ($)         10% ($)
----               -------   ------------   -------------   ---------------      ------         -------
Richard Brandt .... 2,500        100             5.45         12/12/2013         4,600          10,500


                                     Aggregate Option Exercises in Last Fiscal Year
                                           And Fiscal Year End Option Values

<CAPTIONS>
                                                              Number of        Value of Unexercised In-the-
                                                         Unexercised Options   Money Options at Fiscal Year
                               Option Exercises          at Fiscal Year End             End ($) (1)
                      --------------------------------   ------------------             -----------
                      Shares Acquired   Value Realized      Exercisable/               Exercisable/
Name                    on Exercise            ($)          Unexercisable              Unexercisable
----                    -----------            ---          -------------              -------------
Michael R. Mulcahy ...     None                 -             17,500/ -                   5,000/ -
Thomas Brandt ........     None                 -             10,000/ -                  10,000/ -
Angela D. Toppi ......     None                 -              5,000/ -                       -/ -
Richard Brandt (2) ...    2,500              10,000           10,000/2,500               23,750/2,375
Matthew Brandt .......     None                 -             10,000/ -                  10,000/ -
Thomas F. Mahoney ....     None                 -              2,500/ -                     750/ -

---------------------

(1)  Market value of underlying securities at fiscal year end, minus the exercise price.

(2)  10,000 of Mr. R. Brandt's stock options were granted under a Non-Statutory Stock Option Agreement, which provided for the grant of incentive stock options at fair market value of the Common Stock on date of grant.  Options outstanding are exercisable during the period one to 10 years after date of grant.  2,500 of the stock options were granted under the Non-Employee Director Stock Option Plan.  See the section above entitled "Non-Employee Director
     Stock Option Plan" for a description of the plan.

                     FIVE-YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five fiscal years ended December 31, 2007 with the Total Return Index for American Stock Exchange US ("AMEX US") and the Russell 2000 Index ("RUSSELL 2000"). The stockholder return shown on the graph as "TLX" is not intended to be indicative of future performance of the Corporation's Common Stock.

                      COMPARATIVE FIVE YEAR TOTAL RETURNS *

    Trans-Lux Corporation, AMEX US Total Return Index, Russell 2000 Index **

<CAPTIONS>
                 2002     2003     2004     2005     2006     2007
------------------------------------------------------------------
AMEX US        100.00   135.35   156.39   169.24   196.39   203.61
RUSSELL 2000   100.00   145.37   170.08   175.73   205.78   199.96
TLX            100.00   113.73   141.56   107.98   146.29   118.74
------------------------------------------------------------------

*   Cumulative total return assumes reinvestment of dividends.
** Peer group consists of the RUSSELL 2000. Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TLX Common Stock, AMEX US and RUSSELL 2000.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC and American Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation for the year ended December 31, 2007, the Corporation's executive officers and directors have complied with the Section 16(a) filing requirements.


STOCKHOLDER PROPOSALS - 2009 ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at the 2009 annual meeting, such proposal must be received by the Corporation's Corporate Secretary on or before December 26, 2008. Nominations for directors at the 2009 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation's By-Laws and received on or before February 3, 2009.


COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. Solicitation will be made by the Corporation's regular employees in the total approximate number of
10.  Solicitation will be made by mail, telephone and in person.


                                       By Order of the Board of Directors


                                              Angela D. Toppi
                                            Corporate Secretary



Dated:  Norwalk, Connecticut
        April 25, 2008

                                                                      APPENDIX A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                            OF TRANS-LUX CORPORATION

                                    CHARTER

I.   PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     * Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     * Oversee that management has established and maintained processes to assure that an adequate system of internal control of the Corporation's accounting records and systems is functioning.

     * Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall be independent directors according to the specified criteria of Section 301 of the Sarbanes-Oxley Act, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee and shall otherwise comply with the listing requirements of the American Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices including the ability to understand fundamental financial statements, which includes balance sheets, income statements and cash flow statements and at least one member of the Audit Committee shall be financially sophisticated in that he or she has such accounting or related financial management education and expertise as to qualify as an audit committee financial expert.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit Committee shall meet at least on a quarterly basis, or more frequently as circumstances dictate. Meetings may be held by telephone. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately, to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

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IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication With Audit Committees" ("SAS No. 61"), as amended or updated.

3. Review with management and the independent accountants the Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No.
61. The Chairperson of the Audit Committee, or, if not available, another member of the Audit Committee, may represent the entire Audit Committee for purposes of this review.

4. Recommend annually or more frequently where necessary the appropriate funding of the Audit Committee.

5. The Committee shall review with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures and liabilities, including the Corporation's risk management policies.

Independent Accountants
-----------------------

6. Review the performance of the independent accountants and be directly responsible for the appointment, approval of audit and non-audit services (the Chairperson may grant any required approvals, subject to reporting such approvals to the Committee at its next scheduled meeting) compensation, oversight, replacement or termination of the independent accountants. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace such outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of the Corporation.

7.   Oversee independence of the accountants by:

     * receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1"); as amended or updated.

     * reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationship or services between the accountants and the Corporation or any other disclosed relationship or services that may impact on the objectivity and independence of the accountants; and

     * taking action to satisfy itself of the auditor's independence.

Financial Reporting Process
---------------------------

8. In consultation with the independent accountants and management, review the integrity of the Corporation's financial reporting processes.

9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

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10.  Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

11. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/General
------------------------

12. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

13. Report through its Chairperson to the Board following meetings of the Audit Committee.

14. Arrange for maintenance of minutes or other records of meetings and activities of the Audit Committee.

15. Retain independent counsel and other advisors as the Audit Committee deems necessary and appropriate.

16. Establish procedures for handling complaints regarding accounting, internal controls and auditing matters.

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                                 TRANS-LUX (R)


                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT


                                  JUNE 4, 2008
                              NORWALK, CONNECTICUT


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PROXY
                             TRANS-LUX CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 4, 2008
                  (SOLICITED ON BEHALF OF BOARD OF DIRECTORS)

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints THOMAS BRANDT, MICHAEL R. MULCAHY and HOWARD S. MODLIN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at the Doubletree Norwalk Hotel, 789 Connecticut Avenue, Norwalk, Connecticut, 06854 on June 4, 2008 at 3:00 P.M., and at any adjournment thereof, the number of votes the undersigned would be entitled to cast if present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof:

Directors recommend vote FOR Items 1 and 2

Item 1  FOR     WITHHELD         Election of Matthew Brandt, Howard S. Modlin
        ____      ____           and Michael R. Mulcahy to serve as directors
        \___\     \___\          for a three-year term, until their successors
                                 elected and shall have qualified.

                                 Authority is withheld with respect to the
                                 following nominee(s).
                                 ________________________________
                                 ________________________________


Item 2  FOR    AGAINST  ABSTAIN  Ratify the retention of Eisner LLP as the
        ____   ____     ____     independent auditors for the Corporation for
        \___\  \___\    \___\    the ensuing year.

                  (Continued and to be signed on other side.)

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                          (Continued from other side.)


UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND "FOR" ITEM 2.


     A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournment thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

     IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated April 25, 2008.


                                        Dated:________________, 2008


                                        ________________________ (L.S.)
                                        Stockholder(s) Signature


                                        ________________________(L.S.)

                                        NOTE:  This proxy properly filled in,
                                        dated and signed, should be returned
                                        immediately in the enclosed postpaid
                                        envelope to TRANS-LUX CORPORATION, 110
                                        Richards Avenue, Norwalk, Connecticut
                                        06856-5090.  If the signer is a
                                        corporation, sign in full the corporate
                                        name by a duly authorized officer.  If
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give your full title as such.